Exhibit 10.1

March 27, 2023

TMT Acquisition Corp

420 Lexington Avenue, Suite 2446,

New York, NY 10170

Re: Initial Public Offering

Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among TMT Acquisition Corp, a Cayman Islands exempted company (the “Company”), and Maxim Group LLC, as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 6,000,000 of the Company’s units (including up to 900,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) and one right (the “Rights”). Each right entitles the holder thereof to receive two-tenths (2/10) of one Ordinary Share upon consummation of our initial business combination. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the Nasdaq Global Market. Certain capitalized terms used herein are defined in Section 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 2TM Holding LP (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. The Sponsor and each Insider agrees that (A) if the Company seeks shareholder approval of a proposed Business Combination (as defined below), then in connection with such proposed Business Combination, it or he shall (i) vote any Shares owned by it or him in favor of any proposed Business Combination and (ii) not redeem any Shares owned by it or him in connection with such shareholder approval, (B) if the Company engages in a tender offer in connection with any proposed Business Combination, it or he shall not sell any Shares to the Company in connection therewith and (C) if the Company seeks shareholder approval of any proposed amendment to the Charter prior to the consummation of a Business Combination, it or he shall not redeem any Shares owned by it or him in connection with such shareholder approval.

2. The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within the time period set forth in the Charter, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (less up to $61,200 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period described in the Prospectus, unless the Company provides its public shareholders with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes, divided by the number of then outstanding Offering Shares.

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The Sponsor and each Insider acknowledges that it or he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, or Private Placement Shares in the case of the Sponsor. The Sponsor and each Insider hereby further waives any claim such Sponsor or Insider may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever except in each case with respect to the Insider’s right to a pro rata interest in the proceeds held in the Trust Fund for any Offering Shares such Sponsor or Insider may hold.

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Ordinary Shares, Founder Shares, Rights, or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it or him, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Founder Shares, Rights, or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it or him, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this Section 3 or Section 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this Section will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or a Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.20 per share of the Offering Shares or (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

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5. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 900,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 225,000 multiplied by a fraction, (i) the numerator of which is 900,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 900,000.

6. (a) The Sponsor and each Insider hereby agree not to become an officer or director of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, until the Company has entered into a definitive agreement regarding an initial Business Combination or unless the Company has failed to complete a Business Combination within the time period set forth in the Charter.

(b) The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under Sections 1, 2, 3, 4, 5, 6(a), 7(a), 7(b), and 9, as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or Ordinary Shares issuable upon conversion thereof) until the earlier of (A) twelve months after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Units, Private Placement Shares or Private Placement Rights (or Ordinary Shares issued or issuable upon the conversion of the Private Placement Rights), until 30 days after the completion of a Business Combination (the “Private Placement Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in Sections 7(a) and (b), Transfers of the Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Rights, and Ordinary Shares issued or issuable upon the exercise or conversion of the Private Placement Rights, or the Founder Shares that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this Section 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) transfers in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) transfers by virtue of the laws of the State of Delaware or the Sponsor’s organizational documents upon dissolution of the Sponsor; (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; and (i) transfers in connection with the Company’s initial Business Combination with the Company’s consent to any third party; provided, however, that in the case of clauses (a) through (e), (h) and (i), these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

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8. The Sponsor and each Insider represents and warrants that:

(a) He, she or it has never had a petition under the federal bankruptcy laws or any state or foreign insolvency law been filed by or against (i) him, her or it, or any partnership in which he, she or it was a general partner at or within two years before the time of filing; or (ii) (to the extent the undersigned is an individual) any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(b) He, she or it has never had a receiver, fiscal agent or similar officer been appointed by a court for his or her business or property, or any such partnership;

(c) He, she, or it has never been convicted of fraud in a civil or criminal proceeding;

(d) He, she, or it has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e) He, she, or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f) He, she, or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his, her or its right to engage in any activity described in 8(e)(i) above, or to be associated with persons engaged in any such activity;

(g) He, she or it has never been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal, state, or foreign securities law, where the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated;

(h) He, she or it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i) He, she or it has never been the subject of, or a party to, any federal, state, or foreign judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any federal, state or foreign securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j) He, she or it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

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(k) He, she or it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the Commission; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l) He, she or it was never subject to a final order of a state or foreign securities commission (or an agency of officer of a state performing like functions); a state or foreign authority that supervises or examines banks, savings associations, or credit unions; a state or foreign insurance commission (or an agency or officer of a state performing like functions); an appropriate federal or foreign banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m) He, she or it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the Commission or any foreign regulatory agency with similar functions; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n) He, she or it has never been subject to any order of the Commission or any foreign regulatory agency with similar functions that orders him to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the foreign or federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-5 thereunder, and Section 206(1) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o) He, she or it has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the Commission that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p) He, she or it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q) He, she or it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r) He, she or it is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or 203(f) of the Advisers Act that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

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(s) He, she or it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

9. Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the amounts described in the Prospectus under the heading “Summary – The Offering – Limited Payments to Insiders.”

10. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11. As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean, collectively, the Ordinary Shares and the Founder Shares; (iii) “Founder Shares” shall mean (a) the 1,725,000 of the Company’s ordinary shares, par value $0.0001 per share, initially issued to the Sponsor (up to 225,000 Shares of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised by the Underwriters) for an aggregate purchase price of $25,000, or $0.017 per share, prior to the consummation of the Public Offering; (iv) “Initial Shareholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Shares” shall mean the Ordinary Shares included within the Private Placement Units; (vi) “Private Placement Units” shall mean an aggregate of 370,000 Units (or 406,000 Units if the over-allotment option is exercised in full) which the Sponsor has agreed to purchase for an aggregate purchase price of $3,700,000 (or $4,060,000 if the over-allotment option is exercised in full), or $10.00 per Unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vii) “Private Placement Rights” shall mean the Rights included within the Private Placement Units; (viii) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (ix) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; (x) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (xi) “Charter” shall mean the Company’s memorandum and articles of association, as the same may be amended from time to time.

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this Section shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

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14. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

15. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by March 29, 2023; provided further that Section 4 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

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Sincerely,

2TM Holding LP

By:	/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	General Member

/s/ Dajiang Guo
Dajiang Guo

/s/ Jichuan Yang
Jichuan Yang

/s/ James Burns
James Burns

/s/ Christopher Constable
Christopher Constable

/s/ Kenan Gong
Kenan Gong

Acknowledged and Agreed:

TMT Acquisition Corp

/s/ Dajiang Guo
Name:	Dajiang Guo
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]